Exhibit 24.1

POWER OF ATTORNEY

The undersigned, each being an officer or director, or both, as the case may be, of Manor Care, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Richard A. Parr II the true and lawful attorney-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including without limitation post-effective amendments, to any or all of the registration statements listed below, which registration statements have been previously filed by the Company with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-3	333-136651
S-3	333-129107
S-8	333-117647
S-3	333-107481
S-8	333-102248
S-8	333-67592
S-8	333-93575
S-8	333-93573
S-8	333-81833
S-8	333-64235
S-8	333-64181
S-8	33-87640
S-8	33-83324
S-8	33-48885[*]
S-8	33-44257

[*] This Form S-8 Registration Statement subsequently was assigned Registration Number 33-50830 by the Securities and Exchange Commission.

Signature	Title	Date

/s/ Mary Taylor Behrens	Director	November 5, 2007
Mary Taylor Behrens

/s/ Steven M. Cavanaugh	Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2007
Steven M. Cavanaugh

/s/ Joseph F. Damico	Director	November 5, 2007
Joseph F. Damico

/s/ Stephen L. Guillard	Executive Vice President and Chief Operating Officer; Director	November 5, 2007
Stephen L. Guillard

/s/ William H. Longfield	Director	November 5, 2007
William H. Longfield

/s/ Spencer C. Moler	Vice President and Controller (Principal Accounting Officer)	November 5, 2007
Spencer C. Moler

/s/ Paul A. Ormond	Chairman of the Board and Director; President and Chief Executive	November 5, 2007
Paul A. Ormond	Officer (Principal Executive Officer)

/s/ John T. Schwieters	Director	November 5, 2007
John T. Schwieters

/s/ Richard C. Tuttle	Director	November 5, 2007
Richard C. Tuttle

/s/ Gail R. Wilensky	Director	November 5, 2007
Gail R. Wilensky

/s/ Thomas L. Young	Director	November 5, 2007
Thomas L. Young